EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in the Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (File No. 333-156397) and related prospectus of Cover-All Technologies Inc. of our report dated March 24, 2011, relating to our audits of the consolidated financial statements appearing in the Form 10-K of Cover-All Technologies Inc. for the year ended December 31, 2010.

 We also consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 3 to Form S-1 on Form S-3  (File No. 333-156397) and related prospectus.

/s/ MSPC

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

July 26, 2011